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                                                                      EXHIBIT 99

                              OLD KENT THRIFT PLAN
                               PERFORMANCE TABLE


          The following table illustrates the comparative investment performance of the six investment options offered under the Old Kent Thrift Plan. The performance of some or all of these options also serves as a measure for determining benefits under the Executive Thrift Plan and the Deferred Compensation Plan. The table shows the value of a hypothetical initial investment of $1,000 invested on December 31, 1996, and its value as of December 31 of each subsequent year shown below:

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                                         Initial           12/31/97           12/31/98            12/31/99
                                      Investment on          Value              Value               Value
                                        12/31/96
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
Kent Money Market Fund                  $1,000.00          $1,052.31          $1,106.26           $1,159.51
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Kent Intermediate Bond Fund             $1,000.00          $1,077.88          $1,160.33           $1,146.11
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Balanced Fund                           $1,000.00          $1,149.14          $1,295.52           $1,471.99
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Kent Index Equity Fund                  $1,000.00          $1,200.94          $1,375.47           $1,692.18
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Global Equity Fund                      $1,000.00          $1,325.51          $1,699.96           $2,049.61
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Old Kent Financial Corporation          $1,000.00          $1,772.30          $2,217.68           $1,811.62
Common Stock
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



This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.